UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

Greenwood Hall, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd., Suite 1030, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

(424) 268-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 18, 2015, Greenwood Hall, Inc. (the “Company”) entered into a convertible promissory note (“Redwood Note”) with Redwood Fund LP (“Redwood”). The Redwood Note is for an aggregate principal amount of $588,236 for which Company received $500,000 in cash consideration. The Redwood Note is convertible into 1,176,473 shares of the Company’s common stock (“Common Stock”) at an exercise price of $0.50 per share which may be adjusted depending on the Common Stock price to $0.35 per share which would result in an issuance of up to 1,680,675 shares of Common Stock.

In conjunction with the Redwood Note, the Company issued warrants to Redwood that can be exercised for 1,176,473 shares of Common Stock at an exercise price of $0.50 per share.

On August 18, 2015, the Company also engaged Redwood as a consultant to provide financial advisory services. In consideration of this engagement, the Company has agreed to sell and issue, and Redwood has agreed to purchase, 200,000 shares of Common Stock for $0.001 per share.

On August 18, 2015, Redwood also elected to exercise its existing conversion rights under its March 2015 convertible promissory note and warrant which resulted in an issuance of 3,359,775 additional shares of Common Stock to Redwood.

The Company made the above offerings to Redwood in reliance upon exemptions from registration pursuant to, among others, Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”), and Regulation D promulgated under the Securities Act.

On August 20, 2015, the Company entered into a convertible promissory note (“Lincoln Note”) with Lincoln Park Capital (“Lincoln Park”). The Lincoln Note is for an aggregate principal amount $295,000 for which the Company received $250,000 in cash consideration. The Lincoln Note is convertible into 295,000 shares of Common Stock at an exercise price of $1.00 per share which may be adjusted depending on the Company’s Common Stock price to $0.50 per share which would result in an issuance of up to 590,000 shares of Common Stock.

In conjunction with the Lincoln Note, the Company issued Lincoln Park warrants that can be exercised for 395,000 shares of Common Stock at an exercise price of $1.00 per share.

The Company made the above offerings to Lincoln Park in reliance upon exemptions from registration pursuant to, among others, Section 4(a)(2) under the Securities Act, and Regulation D promulgated under the Securities Act.

On September 16, 2015, the Company closed a stock purchase agreement with Neil Rogers (“Rogers”) for an aggregate purchase price of $500,000 for a total of 500,000 shares of Common Stock. The Company agreed that $190,000 of the cash consideration is subject to the effectiveness of a registration statement for the issued shares.

On September 16, 2015, pursuant to the termination of a registration rights agreement between the Company, Rogers, and Byrne United S.A. (“Byrne”), the Company agreed to issue 625,000 shares of Common Stock to Rogers and 625,000 shares of Common Stock to Byrne.

The Company made the above offerings to Byrne and Rogers in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act as Byrne and Rogers are non-U.S. persons (as that term is defined in Regulation S of the Securities Act).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: September 21, 2015
	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer